Exhibit 99.1
ARCADIA RESOURCES ANNOUNCES SIGNIFICANTLY IMPROVED FOURTH QUARTER
AND YEAR-END RESULTS

-	Second Consecutive Quarter of Positive EBITDA from Continuing Operations
-	Second Consecutive Quarter of Positive Cash Flow from Operations
-	Going Concern Opinion Lifted by Auditors
INDIANAPOLIS, June 16, 2008 – Arcadia Resources, Inc. (AMEX: KAD), a leading provider of innovative consumer health care services under the Arcadia HealthCareSM brand, today reported significantly improved financial results for its fiscal fourth quarter and year ended March 31, 2008.
For the fourth quarter of fiscal 2008, excluding discontinued operations, Arcadia reported net revenues of $37.4 million compared with $34.7 million for the fourth quarter of fiscal 2007. The Company generated earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations of $157,000 during the quarter, compared with negative EBITDA of $7.9 million for the same period last year. Operating cash flow also improved for the quarter, with the fourth quarter of fiscal 2008 generating positive cash flow versus negative cash flow of $3.1 million a year ago. For the quarter, Arcadia reported a net loss from continuing operations of $2.9 million, significantly better than the net loss of $29.7 million reported for the fourth quarter a year ago.
For the year, excluding discontinued operations, Arcadia reported net revenues of $151.0 million compared with $143.7 million for the previous year. The Company’s EBITDA from continuing operations was negative $2.4 million for fiscal 2008, compared with negative EBITDA of $6.1 million for the prior year. Cash flow from operations also improved for the year, with cash used in operations of $7.1 million in fiscal 2008 versus cash used in operations of $13.8 million for the prior year. For the year, Arcadia narrowed its net loss from continuing operations by $20.5 million, from a net loss of $33.6 million in fiscal 2007 to a net loss of $13.1 million in this fiscal year. During the first three quarters of the year, Arcadia sold, exited or closed several unprofitable and non-strategic business lines. Including these discontinued operations, the Company’s net loss for the year was $23.4 million, compared with $43.8 million for the prior year.
Marvin Richardson, President and Chief Executive Officer, said, “Our progress in fiscal 2008 was significant. We successfully implemented a number of restructuring initiatives during the year which were designed to simplify our business, improve our cash flow and achieve profitability. We put in place a new management team that is highly focused on executing our business plan, improving our financial performance and delivering value to our stakeholders. The results for the full year, and specifically our positive EBITDA and cash flows for the second half of the year, demonstrate that these actions are delivering as expected. Additionally, we are more effectively managing our SG&A expenses, making progress towards our target of reducing SG&A expenses to 30% or less of consolidated net revenue by 2010. All said, with the end of our fiscal year 2008, we have completed our major cost restructuring initiatives. As we look forward to fiscal year 2009, Arcadia has the foundation and determination to deliver significant sales growth,” he said.
The Company also announced that its independent auditors, BDO Seidman, LLP, issued an unqualified audit opinion for the Company’s fiscal 2008 year-end financial statements, removing the going concern issue included in last year’s audit opinion. BDO Seidman also agreed with management’s conclusion that there were no material weaknesses in the Company’s financial controls.
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For the year, overall Company revenue grew by 5.1% compared with the prior year.  Sales in the Home Care and Staffing segment increased by 3.3% year over year with significant revenue growth in home care, home health equipment, travel nurse staffing and non-medical staffing being offset by a decline in per diem medical staffing sales.  Sales in the Pharmacy segment increased 65% year over year with growth resulting from the PrairieStone Pharmacy, LLC and JASCORP, LLC acquisitions.
Matt Middendorf, the Company’s Chief Financial Officer, said, “We are pleased with these results and they further reinforce the progress we made during last year – both in our overall financial position as well as the processes surrounding our internal controls.”
“While the markets in some of our staffing segments have been soft, we have increased our overall sales levels.  We remain focused on our gross margins, which have benefited from lower workers compensation costs, selective improvement in bill-pay spreads and increased revenue in our home health equipment business, offset partially by a higher mix of lower margin staffing business. Our improved performance this past year has provided us a solid base on which we will continue to build. We expect to see revenue growth in our core home care and staffing businesses, although these programs depend on some variables outside of our control, including hospital admission rates, general economic conditions and, to some extent, government reimbursement programs,” said Richardson.
Arcadia also completed several key financing initiatives during the fourth quarter. These included the extension to October 2009 of maturities on $32.5 million of debt with JANA Master Fund Ltd. and Comerica Bank and the closing on an additional $5 million debt facility with proceeds available for financing the growth of the Company’s DailyMed business.
“Specific to fiscal year 2009, we expect to see significant revenue growth in our Pharmacy segment.  We have expanded our DailyMed program with Evercare, a division of United Health Care, and we have begun to ramp up DailyMed with the Indiana Medicaid CareSelect program.  Also, we have several other complementary initiatives underway in the Pharmacy area.  Overall, our plan for the year is to continue to grow EBITDA and to be cash flow positive, even with our increased level of investment to grow our Pharmacy business,” concluded Richardson.
Conference Call Information
Arcadia will conduct a conference call and simultaneous Internet webcast to review these financial results on Monday, June 16, 2008 at 11 a.m. EDT.
To access the webcast, visit the Company’s Web site at www.arcadiahealthcare.com approximately 5-10 minutes prior to the start time and click on the webcast link. The webcast can also be accessed on www.investorcalendar.com.
The conference call also may be accessed by telephone by dialing 1-877-407-0782 (for US-based callers) or 1-201-689-8567 (for international callers).
A replay of the webcast will be available approximately one hour after the completion of the call and will be accessible on www.investorcalendar.com for 90 days following the call. A telephone replay will be available by dialing 1-877-660-6853 (for US-based callers) or 1-201-612-7415 (for international callers). For the replay, callers must use the Passcode number 286 and Conference ID number 288335. The telephone replay will be available until June 28, 2008.
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Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Arcadia reports non-GAAP financial results.  Arcadia’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Arcadia uses to produce non-GAAP results is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release.
About Arcadia HealthCareSM
Arcadia HealthCareSM is a service mark of Arcadia Resources, Inc. (AMEX: KAD - News), and is a leading provider of home health care / medical staffing; respiratory / home health equipment and specialty pharmacy services under its proprietary DailyMed™ program.
DailyMed™ transfers a patient’s prescriptions, over-the-counter medications and vitamins, and organizes them into pre-sorted packets clearly marked with the date and time they should be taken. The entire 30-day supply is delivered directly to a patient’s home in a convenient dispensing box - with “peace of mind” a pharmacist has reviewed the entire medication profile for that month’s supply. This consumer product is aimed at reducing medication errors, improving medication compliance and ultimately lowering the cost of care, and is available at www.DailyMedRx.com.
Additionally, Arcadia extends its health care offerings through affiliated and managed locations on a fee for service basis.
The Company, headquartered in Indianapolis, Indiana, has grown into 92 locations in 22 states and employs 5,000 full and part-time associates. Arcadia HealthCare’s comprehensive solutions and business strategies support the Company’s overall vision of “Keeping People at Home and Healthier Longer.”
The Company’s annual report on Form 10-K for the year ended March 31, 2008, the quarterly reports on Form 10-Q for the periods ended June 30, 2007, September 30, 2007 and December 31, 2007 and the current reports filed from time to time on Form 8-K are available on the Company’s website (http://www.arcadiahealthcare.com) and the SEC website (http://www.sec.com).
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors.  Actual events and results may differ materially from those expressed, implied or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s filings with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in our press release are:  (i) we cannot be certain or our ability to generate sufficient cash flow to meet our obligations on a timely basis; (ii) the marketing initiatives currently planned in conjunction with our cross-selling initiatives and the State of Indiana, its agencies and other payors may be insufficient for our medication management products, including DailyMed,™ to achieve  the market penetration and the additional payor contracts and consumer purchasers necessary to meet our revenue growth targets; (iii) the metrics for the pilot launches of DailyMed™ in Minnesota and other States in which it has been implemented
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may not accurately predict the demand for  DailyMed™ in other States; (iv) we may not succeed in executing the national direct-to-consumer launch of DailyMed™ or the expanded cross-selling initiatives on schedule; (v) we may be required to make significant business investments that do not produce offsetting increases in revenue; (vi) we may be unable to execute and implement our growth strategy; (vii) our plan to further reduce SG&A costs may be unsuccessful; (viii) we may be unable to improve the  timely collection of our accounts receivables; (ix) we may be unable to achieve our targeted performance goals for our home care and staffing businesses; and ix) other unforeseen events may impact our business. The forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.
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Media Contact:
Amalia “Molly” Blanco
Vice President Marketing & Communications – Investor Relations
ablanco@arcadiahealthcare.com
317.569.8234 x103
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ARCADIA RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

	March 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$6,351	$2,994
Accounts receivable, net of allowance of $5,449 and $7,060, respectively	24,723	26,442
Inventories, net	1,867	1,549
Prepaid expenses and other current assets	3,101	2,592
Current assets associated with discontinued operations	—	8,348

Total current assets	36,042	41,925
Property and equipment, net	5,991	7,837
Goodwill	32,836	33,336
Acquired intangible assets, net	24,371	24,727
Other assets	175	377
Assets of discontinued operations	—	9,026

Total assets	$99,415	$117,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Lines of credit, current portion	$250	$2,613
Accounts payable	2,567	6,488
Accrued expenses:
Compensation and related taxes	3,676	3,729
Commissions	400	359
Interest	97	803
Other	1,643	154
Payable to affiliated agencies, current portion	1,855	1,549
Long-term obligations, current portion	545	21,320
Capital lease obligations, current portion	105	29
Deferred revenue	29	659
Current liabilities associated with discontinued operations	—	2,018

Total current liabilities	11,167	39,721
Other liabilities	—	457
Lines of credit, less current portion	22,492	20,343
Payable to affiliated agencies, less current portion	—	38
Long-term obligations, less current portion	15,851	897
Capital lease obligations, less current portion	108	697
Liabilities of discontinued operations	—	991

Total liabilities	49,618	63,144

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 200,000,000 shares authorized; 133,113,440 shares and 121,059,177 shares issued, respectively	133	121
Additional paid-in capital	129,442	110,343
Accumulated deficit	(79,778)	(56,380)

Total stockholders’ equity	49,797	54,084

Total liabilities and stockholders’ equity	$99,415	$117,228

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ARCADIA RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year Ended March 31,
	2008	2007

Revenues, net	$150,982	$143,694
Cost of revenues	101,248	98,713

Gross profit	49,734	44,981

Selling, general and administrative	54,282	53,201
Depreciation and amortization	3,605	1,710
Goodwill and intangibile asset impairment	—	19,994

Total operating expenses	57,887	74,905

Operating loss	(8,153)	(29,924)

Other income (expenses):
Interest expense, net	4,317	3,574
Other	129	(2)

Total other expenses	4,446	3,572

Loss from continuing operations before income taxes	(12,599)	(33,496)

Current income tax expense	535	138

Loss from continuing operations	(13,134)	(33,634)

Discontinued operations:
Loss from discontinued operations	(7,876)	(10,138)
Net loss on disposal	(2,388)	—

	(10,264)	(10,138)

NET LOSS	$(23,398)	$(43,772)

Weighted average number of common shares outstanding	122,828	91,433

Basic and diluted net loss per share:
Loss from continuing operations	$(0.11)	$(0.37)
Loss from discontinued operations	(0.08)	(0.11)

Net loss per share	$(0.19)	$(0.48)

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ARCADIA RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(continued)

	Three Month Period ended March 31,
	(unaudited)
	2008	2007

Revenues, net	$37,447	$34,717
Cost of revenues	24,185	25,449

Gross profit	13,262	9,268

Selling, general and administrative	13,523	17,831
Depreciation and amortization	937	19
Goodwill and intangible asset impairment	—	19,994

Total operating expenses	14,460	37,844

Operating loss	(1,198)	(28,576)

Other income (expenses):
Interest expense, net	1,285	1,156
Other	(20)	—

Total other expenses	1,265	1,156

Loss from continuing operations before income taxes	(2,463)	(29,732)

Current income tax expense	479	1

Loss from continuing operations	(2,942)	(29,733)

Discontinued operations:
Loss from discontinued operations	(167)	(9,434)
Net loss on disposal	16	—

	(151)	(9,434)

NET LOSS	$(3,093)	$(39,167)

Weighted average number of common shares outstanding	126,476	102,122

Basic and diluted net loss per share:
Loss from continuing operations	$(0.02)	$(0.29)
Loss from discontinued operations	(0.00)	(0.09)

Net loss per share	$(0.02)	$(0.38)

SUPPLEMENTAL INFORMATION:
EBITDA from Continuing Operations Comparisons

	Three-Month Period
	March 31, 2008	March 31, 2007

Reconciliation of EBITDA from Continuing Operations to Net Loss from Continuing Operations:
Net loss from continuing operations	$(2,942)	$(29,733)
Income tax expense	479	1
Interest expense/other	1,265	1,156
Goodwill and intangible asset impairment	—	19,994
Depreciation and amortization (including depreciation expense in cost of revenues)	1,355	668

EBITDA from Continuing Operations	$157	$(7,914)

	Year Ended
	March 31, 2008	March 31, 2007

Reconciliation of EBITDA from Continuing Operations to Net Loss from Continuing Operations:
Net loss from continuing operations	$(13,134)	$(33,634)
Income tax expense	535	138
Interest expense/other	4,446	3,572
Goodwill and intangible asset impairment	—	19,994
Depreciation and amortization (including depreciation expense in cost of revenues)	5,745	3,805

EBITDA from Continuing Operations	$(2,408)	$(6,125)

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